EXHIBIT 1

                             JOINT FILING AGREEMENT

This will confirm the agreement by and among all of the undersigned that the Amendment No. 1 to Schedule 13G filed on or about this date with respect to the beneficial ownership by the undersigned of shares of the common stock, $.001 par value per share, of TiVo Inc., is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934. This agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date:      February 11, 2004

                                      General Motors Corporation


                                      By:   /s/ Warren G. Andersen
                                           -------------------------------------
                                      Name:  Warren G. Andersen
                                      Title: Assistant General Counsel

                                      Hughes Electronics Corporation


                                      By:    /s/ Larry D. Hunter
                                            ------------------------------------
                                      Name:  Larry D. Hunter
                                      Title: Executive Vice President,
                                             General Counsel and Secretary

                                      DIRECTV Enterprises, LLC


                                      By:    /s/ Robin N. Rogers
                                            ------------------------------------
                                      Name:  Robin N. Rogers
                                      Title: Vice President

                                      DIRECTV, Inc.


                                      By:   /s/ Robin N. Rogers
                                           -------------------------------------
                                      Name:  Robin N. Rogers
                                      Title: Vice President

                             [SIGNED IN COUNTERPART]



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